Exhibit 3.2(d)

                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                              HARMONY TRADING CORP.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

      THE UNDERSIGNED, being the President of HARMONY TRADING CORP., hereby certifies:

      1. The name of the corporation is Harmony Trading Corp. (the
"Corporation").

      2. The certificate of incorporation of said Corporation was filed by the Department of State on the 13th day of August, 1996.

      3. The certificate of incorporation of the Corporation is amended to effectuate the elimination of pre-emptive rights held by the owners of the Corporation's Common Stock.

      4. To accomplish the foregoing, the following new Article SEVENTH, relating to the elimination of preemptive rights, is added to the Certificate of Incorporation, to read in its entirety as follows:

            SEVENTH: No holder of any shares of the Corporation shall, because of such status, have a pre-emptive or other right to purchase, subscribe for, or take any part of any shares of the Corporation or any part of any notes, debentures, bonds or other securities convertible into or providing for options or warrants to purchase shares of the Corporation which are issued, offered or sold by the Corporation, no matter how the shares are offered or issued, and any of the foregoing may at any time be issued, offered for sale and sold or disposed of by the Corporation upon such terms and conditions as the Board of Directors of the Corporation may, in its sole discretion, deem proper and advisable, without first offering the existing shareholders any part of such shares, notes, debentures, bonds or other securities.


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      5. The foregoing amendment was authorized by the unanimous written consent of the Board of Directors of the Corporation, followed by the written consent of the holders of the Common Stock of the Corporation owning a majority of the outstanding shares of capital stock entitled to vote thereon.

      IN WITNESS WHEREOF, I have signed this certificate on the 3rd day of January, 2001, and I affirm the statements contained herein as true under penalties of perjury.


                                              /s/ Henry J. Yersh
                                              -------------------------
                                              Henry J. Yersh
                                              President


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